EXHIBIT 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GENTIVA HEALTH SERVICES, INC.
________________________________

Gentiva Health Services, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the "DGCL"), does hereby certify as follows:

1.    The name of the Corporation is "Gentiva Health Services, Inc." The Corporation was originally incorporated under the name Aaronco Corp. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on August 6, 1999.

2.    The Corporation filed an Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware on January 4, 2000.

3.    The Corporation filed a Certificate of Correction with the office of the Secretary of State of the State of Delaware on July 1, 2002.

4.    On February 27, 2006, the Board of Directors of the Corporation adopted an amendment to Article VII of the Amended and Restated Certificate of Incorporation pursuant to Sections 141(b) and 242 of the DGCL.

5.    On May 12, 2006, the stockholders of the Corporation approved the amendment to Article VII of the Amended and Restated Certificate of Incorporation pursuant to Sections 216 and 242 of the DGCL.

6.    Subsequently, on May 12, 2006, the Board of Directors of the Corporation approved a restatement of the Amended and Restated Certificate of Incorporation pursuant to Sections 141(b) and 245 of the DGCL.

7.    This Amended and Restated Certificate of Incorporation restates, integrates, amends and supersedes the provisions of the previously filed Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.

8.    The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows.

ARTICLE I

NAME

The name of the Corporation is Gentiva Health Services, Inc.

ARTICLE II

REGISTERED OFFICES AND AGENT

The address of its registered office in the State of Delaware is 1220 N. Market Street, Suite 806, Wilmington, Delaware 19801, New Castle County. The name of its registered agent at such address is BlumbergExcelsior Corporate Services, Inc.

ARTICLE III

PURPOSE

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE IV

CAPITAL STOCK

SECTION 4.1    Capital Stock. The Corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
Common Stock	100,000,000	$.10
Preferred Stock	25,000,000	$.01

SECTION 4.2    Designation of Preferred Stock Terms. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereon. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a)    the designation of the series, which may be by distinguishing number, letter or title;

(b)    the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding) in the manner permitted by law;

(c)    the rate of any dividends (or method of determining the dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

(d)    whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall cumulate;

(e)    if the shares of such series may be redeemed by the Corporation, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the Corporation or of another corporation or other entity) for which, the period or periods within which, and the other terms and conditions upon which, the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise;

(f)    the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(g)    provisions, if any, for the conversion or exchange of the shares of such series, at any time or times, at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same class of capital stock of the Corporation or into any other security of the Corporation, or into the stock or other securities of any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

(h)    restrictions on the issuance of shares of the same series or of any other class or series of capital stock of the Corporation, if any; and

(i)    the voting rights and powers, if any, of the holders of shares of the series.

SECTION 4.3    Powers, Privileges and Rights Pertaining to Capital Stock. The powers, privileges and rights pertaining to the Common Stock shall be subject to the powers, privileges, preferences and rights pertaining to the Preferred Stock and any and all series thereof. The shares of Common Stock of the Corporation shall be identical in all respects and have equal rights and privileges. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all matters and proposals presented to the stockholders on which the holders of Common Stock are entitled to vote. Except as otherwise provided by law or by another provision of the certificate of incorporation of the Corporation or by a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters or proposals presented to the stockholders; provided, however, that the holders of shares of Common Stock, as such, shall not be entitled to vote on any amendment of the certificate of incorporation of the Corporation (including any amendment of any provision of a Preferred Stock Designation) that solely relates to the powers, privileges, preferences or rights pertaining to one or more outstanding series of Preferred Stock, or the number of shares of any such series, and does not affect the number of authorized shares of Preferred Stock or the powers, privileges and rights pertaining to the Common Stock, if the holders of any of such series of Preferred Stock are entitled, separately or together with the holders of any other series of Preferred Stock, to vote thereon pursuant to the certificate of incorporation of the Corporation (including any Preferred Stock Designation) or pursuant to the DGCL, unless a vote of holders of shares of Common Stock is otherwise required by any provision of the Preferred Stock Designation for any such series or any other provision of the certificate of incorporation of the Corporation fixing the powers, privileges, powers and rights of any such series or the qualifications, limitations or restrictions thereon or is otherwise required by law. Holders of shares of Preferred Stock (of any series) shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote, except as may be explicitly provided by any Preferred Stock Designation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to another provision of the certificate of incorporation of the Corporation (including any Preferred Stock Designation).

ARTICLE V

BYLAWS

Bylaws for the Corporation may be adopted, consistent with law and the provisions of the certificate of incorporation of the Company (including any Preferred Stock Designation), and, once adopted, any Bylaw may be altered or repealed: (i) by the affirmative vote of the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereon or (ii) by the affirmative vote of a majority of the number of directors of the Corporation then in office.

ARTICLE VI

STOCKHOLDER ACTION

SECTION 6.1    No Action By Consent In Lieu of a Meeting. Except as otherwise provided pursuant to provisions of the certificate of incorporation of the Corporation (including any Preferred Stock Designation) fixing the powers, privileges or rights of any class or series of stock other than the Common Stock in respect of action by written consent of the holders of such class or series of stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders in lieu of a meeting of such holders.

SECTION 6.2    Stockholder Nomination of Director Candidates and Other Stockholder Proposals. Advance notice of stockholder nominations for the election of directors and of the proposal by stockholders of any other action to be taken by the stockholders shall be given in such manner as shall be provided in the Bylaws of the Corporation (as amended and in effect from time to time).

ARTICLE VII

BOARD OF DIRECTORS

SECTION 7.1    Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall be constituted as provided in this Article and as provided by law.

SECTION 7.2    Number, Election and Term of Office.  Except in respect of the election of additional directors as otherwise provided for by or pursuant to the provisions of the certificate of incorporation of the Corporation (including any Preferred Stock Designation) pertaining to any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation, the number of the directors of the Corporation shall be fixed from time to time (and may be changed) exclusively pursuant to a resolution adopted by a majority of the directors then in office, but shall not be more or less than that set forth in the Bylaws; provided, however, that no reduction in the number of directors shall end the term of office of any incumbent director prior to the date such director's term of office would otherwise end. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation, shall be elected for a term ending at the Corporation's annual meeting of stockholders next following the Corporation's annual meeting of stockholders at which the directors were elected, except that directors elected at or prior to the Corporation's first annual meeting of stockholders after the end of the Corporation's fiscal year ended January 1, 2006 shall remain divided into Class I, Class II and Class III, respectively, with the Board of Directors being declassified by each separate class in its chronological order of election, such that Class III directors shall be elected at the annual meeting of stockholders to be held in 2006 for a one year term expiring at the annual meeting of stockholders to be held in 2007; both Class I and Class III shall be elected at the annual meeting of stockholders to be held in 2007 to serve a one year term expiring at the annual meeting of stockholders to be held in 2008; and each of Class I, Class II and Class III shall be elected at the annual meeting of stockholders to be held in 2008 to serve a one year term expiring at the annual meeting of stockholders to be held in 2009. Each director shall hold office until his or her successor is duly elected and qualified.  Following the election of directors at the annual meeting of stockholders to be held in 2008, the foregoing classification of the Board of Directors shall cease. At each succeeding annual meeting of stockholders, all directors shall be elected for a term of office to expire at the next following annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

SECTION 7.3    Written Ballot Not Required. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

SECTION 7.4    Newly Created Directorships and Vacancies. Except for the election of one or more directors as provided for by or pursuant to the provisions of the certificate of incorporation of the Corporation (including any Preferred Stock Designation) pertaining to any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation and except as the stockholders shall otherwise be entitled to elect directors as provided by law, newly created directorships resulting from any increase in the number of directors constituting the Board of Directors and any vacancies on the Board of Directors occurring for any reason shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected to fill a vacancy on the Board of Directors shall hold office for a term ending at the next annual meeting of stockholders after the director's election and until such director's successor shall have been duly elected and qualified.

SECTION 7.5    Removal. Subject to the rights of any class of Preferred Stock or series thereof to elect and remove additional directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all shares of capital stock of the Corporation entitled generally to vote on the election of directors of the Corporation ("Voting Stock") then outstanding, voting together as a single class.

ARTICLE VIII

LIMITATIONS ON LIABILITY OF AND INDEMNIFICATION OF
DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

SECTION 8.1    Limited Liability of Directors. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal, modification or amendment of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal, modification or amendment.

SECTION 8.2    Indemnification. The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request, any other entity, to the full extent required or permitted by the DGCL now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law (B) other employees and agents to such extent as shall be expressly authorized by the Board of Directors or the By-Laws and as permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of this Certificate of Incorporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided under this Section 8.2 with respect to any acts or omissions occurring prior to such amendment or repeal.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in the certificate of incorporation of the Corporation, as from time to time in effect, and to add thereto any other provision authorized by the laws of the State of Delaware at the time in force, and, except as may otherwise be explicitly provided by any provision of the certificate of incorporation of the Corporation, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or officers of the Corporation or any other person whomsoever by and pursuant to the certificate of incorporation of the Corporation in its present form, or as hereafter amended, are granted subject to the right reserved in this Article. Any provision of the certificate of incorporation of the Corporation may be altered, amended or repealed, and any inconsistent provision may be added, by such action (if any) of the Board of Directors and the stockholders, and otherwise in such manner, as is provided by law; provided, however, that, in addition to any other vote of stockholders (if any) required by law and notwithstanding that a lower vote (or no vote) of stockholders otherwise would be required, if any provision of the certificate of incorporation of the Corporation other than this Article requires a particular vote of stockholders in order to alter, amend or repeal, or adopt any provision inconsistent with, any provision of the certificate of incorporation of the Corporation, then such vote of stockholders shall be required for such change.

ARTICLE X

EXISTENCE

The Corporation shall have perpetual existence.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this 12th day of May, 2006.

GENTIVA HEALTH SERVICES, INC.

By:    /s/ Stephen B. Paige
Name: Stephen B. Paige
Title: Senior Vice President, General Counsel and Secretary